UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  03/01/2012

INFOSPACE, INC.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-25131

Delaware	91-1718107
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

601 108th Avenue NE
Suite 1200
Bellevue, WA 98004
(Address of principal executive offices, including zip code)

425-201-6100
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 1, 2012, director Lewis Taffer informed the Board of Directors ("Board") of InfoSpace, Inc. ("Company") that he would not stand for re-election at the Company's upcoming annual meeting. Mr. Taffer indicated that he has declined to stand for re-election for personal reasons, and not as the result of any disagreement with the Board or with the Company's management. The Board has decided not to seek a replacement for Mr. Taffer at this time and has reduced the size of the Board to 8 members effective upon the end of his term.

Item 8.01.    Other Events

The Company announced that the date of the 2012 annual meeting of stockholders has been changed and such meeting will now be held on May 31, 2012 at 2:00 pm at its corporate headquarters located at 601 108th Ave. NE, Ste. 1200, Bellevue, WA 98004. Further details regarding the annual meeting and the elections and votes to be held at the annual meeting will be contained in the 2012 proxy statement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INFOSPACE, INC.

Date: March 02, 2012	By:	/s/ Linda Schoemaker
Linda Schoemaker
General Counsel and Secretary